Exhibit 99.1

CHARLOTTE, N.C., May 10, 2005 (BUSINESS WIRE) -- BNP Residential Properties, Inc. (AMEX: BNP) today announced operating results for the quarter ended March 31, 2005.


Overview: BNP Residential Properties, Inc. is a real estate investment trust focused on owning and operating apartment communities. BNP operates 29 owned apartment communities containing a total of 7,439 apartments. We have an economic interest in, and are general partner of, entities owning 3 properties containing 713 apartments for which we provide management services. In addition to the apartment properties, the Company owns 40 restaurant properties that are leased on a triple-net basis to a restaurant operator. The Company currently operates in the states of North Carolina, South Carolina and Virginia.


BNP Residential Properties, Inc. is structured as an UPREIT, or umbrella partnership real estate investment trust. The Company is the sole general partner and owns a controlling interest in BNP Residential Properties Limited Partnership, the operating partnership. All of the Company's operations are conducted through the operating partnership.


Operating Results:


See Tabular Information Below


Results of Operations


Summary: During the first quarter we continued to expand our apartment portfolio. In January 2005, we acquired the general partner interest in three limited partnerships that own three apartment properties containing 713 apartment units. The activities of two of these limited partnerships and the apartment properties owned by those partnerships are now included in our consolidated financial statements. On March 31, 2005, we acquired a portfolio of four apartment communities containing 1,086 apartment units. In addition, in April 2005, we acquired an additional apartment community containing 240 units. As a result of these acquisitions and the impact of our acquisition of five apartment communities in 2004, we saw significant increases in virtually every aspect of our operations.


Funds From Operations: Funds from operations of the operating partnership for the first quarter of 2005 increased by 23.0% to $3.3 million from $2.7 million in the first quarter of 2004. This comparison reflects the positive impact of apartment additions and the improvement in apartment operating results. FFO per diluted share was $0.31 per share compared to $0.33 per share in 2004, a decrease of 6.1%. (See also "Non-GAAP Information" below)


Funds Available for Distribution: Funds available for distribution for the first quarter of 2005 totaled $3.0 million, an increase of 18.4% compared to 2004. (See also "Non-GAAP Information" below)


Net Income/(Loss): Primarily as a result of certain accounting entries related to the acquisition of the general partner interests in the three limited partnerships, namely a $6.8 million charge for a deficit distribution to a minority partner (which had no economic effect or cost to us), we are reporting a net loss attributable to common shareholders for the first quarter of $6.2 million or $0.69 per share as compared to net income of $123,000 or $0.02 per share for the first quarter of 2004.


We believe the acquisition of the general partner interest in three limited partnerships in January 2005 was a good transaction that will provide substantial economic benefit to us. However, the accounting for this transaction is very complex, and generally accepted accounting principles ("GAAP") require certain entries that make it extremely difficult to understand the accounting for the transaction and its impact on the company's financial statements.


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Revenues: Total revenue in the first quarter of 2005 was $15.4 million, an increase of 37.0% compared to 2004. Apartment related income (apartment rental income plus income from apartment management and investment activities) accounted for 93.8% of total revenue in the first quarter of 2005 compared to 91.5% in 2004. Restaurant rental income was 6.2% of total revenue in the first quarter of 2005 as compared to 8.5% in 2004.


Apartments: Apartment rental income in the first quarter of 2005 was $14.1 million, an increase of 40.2% compared to 2004. This increase was attributable to the acquisition of five apartment communities in 2004, as well as increased rental income at all apartment communities. For the first quarter, average economic occupancy for all apartments was 94.4% in 2005 compared to 94.9% in 2004. Average monthly revenue per occupied unit for all apartments was $745 in 2005 compared to $727 in 2004.


On a same units basis, apartment revenue increased by 1.9% in the first quarter of 2005. On a same units basis, average economic occupancy was 94.6% for the first quarter of 2005 compared to 94.9% for 2004. Average monthly revenue per occupied unit for the same units was $743 in the first quarter of 2005 compared to $727 in 2004, an increase of 2.2%.


Restaurants: Restaurant rental income in the first quarters of both 2005 and 2004 was $1.0 million, which is the minimum rent. "Same store" sales at our restaurant properties decreased by 3.2% in the first quarter of 2005 compared to 2004.


Other Income: Management fee income for the first quarter of 2005 decreased to $115,000 from $198,000 in 2004. This decrease is attributable to the elimination of management fees for two properties whose operations are now consolidated.


Expenses: Total expenses, including non-cash charges for depreciation and amortization, were $22.7 million in the first quarter of 2005, an increase of 110.0% compared to 2004. This increase is primarily attributable to increases in non-cash charges for depreciation and a $6.8 million charge (which had no economic effect or cost to us) for deficit distributions to a minority partner.


Apartment operations expense (the direct costs of on-site operations) was $5.4 million in the first quarter of 2005, an increase of 40.9% compared to 2004. This increase is primarily attributable to five apartment acquisitions in 2004. On a same units basis, apartment operations expense increased by only 0.9%. For all apartments, apartment operations expense represented 38.6% of related apartment rental income for the first quarter of 2005 compared to 38.4% in 2004. For the same units, apartment operations expense represented 38.0% of related apartment rental income for the first quarter of 2005 compared to 38.4% in 2004.


Apartment administrative expense (the costs associated with oversight, accounting and support of the Company's apartment management activities for both owned and third party properties) was $673,000 in the first quarter of 2005 compared to $426,000 in 2004. Corporate administration expense was $885,000 in the first quarter of 2005 compared to $666,000 in 2004. These increases are primarily attributable to increases in audit fees associated with the requirements of the Sarbanes-Oxley Act, along with additional corporate support staff.


Operating expenses for restaurant properties are insignificant because the restaurant properties' triple-net lease arrangement requires the lessee to pay virtually all of the expenses associated with the restaurant properties.


Depreciation expense totaled $3.5 million in the first quarter of 2005, an increase of 38.7% compared to 2004. This increase is primarily attributable to the acquisition of five apartment communities in 2004 along with depreciation expense for the two apartments that we now consolidate.


Interest expense was $4.6 million in the first quarter of 2005, an increase of 41.2% compared to the first quarter of 2004. This increase is primarily attributable to new debt issued in conjunction with acquisitions of apartment properties in 2004.



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Dividend: On April 21, 2005, the Board of Directors declared a regular quarterly dividend in the amount of $0.25 per share to be paid on May 16, 2005, to shareholders of record on May 2, 2005. The Board of Directors also declared a preferred quarterly dividend in the amount of $0.275 per share to be paid on May 16, 2005, to the preferred shareholder of record on May 2, 2005.


Outlook: Overall, apartment property operating results for the first quarter were in line with our expectations. Generally, the first quarter is our weakest quarter in terms of apartment performance, primarily due to weak demand. In our markets, the cycle seems to be that demand for apartments is at its lowest in the first quarter, strengthens through the second and third quarters, and then ebbs in the fourth quarter. Our objective for the first quarter of 2005 was to maintain occupancy at relatively high levels through the end of the quarter so that we would be in good position entering the second quarter. We were pleased that not only were we able to maintain occupancy but, on a same units basis, were able to report improved apartment revenue as a result of improving rental rates. With occupancy at current levels, future increases in apartment revenue will have to come from increases in rental rates. While not without concerns, we are reasonably confident in our ability to raise rental rates over both the near and longer term.


Conference Call: Management will hold a conference call to discuss these earnings on Wednesday, May 11, 2005 at 10:00 a.m. Eastern Time. This call will be webcast by Shareholder.com and can be accessed through BNP's website at www.bnp-residential.com. Institutional investors may dial 1-800-289-0746 to access the call.


Non-GAAP Information: Funds from operations is frequently referred to as "FFO." FFO is defined by the National Association of Real Estate Investment Trusts ("NAREIT") as "net income (computed in accordance with generally accepted accounting principles), excluding gains (losses) from sales of property, plus depreciation and amortization, and after adjustments for unconsolidated partnerships and joint ventures." Our calculation of FFO is consistent with FFO as defined by NAREIT. Because we hold all of our assets in and conduct all of our operations through the Operating Partnership, we measure FFO at the operating partnership level (i.e., before minority interest).


Historical cost accounting for real estate assets implicitly assumes that the value of real estate assets diminishes predictably over time. In fact, real estate values have historically risen or fallen with market conditions. FFO is intended to be a standard supplemental measure of operating performance that excludes historical cost depreciation from - or "adds it back" to - GAAP net income. We consider FFO to be useful in evaluating potential property acquisitions and measuring operating performance.


Funds available for distribution is frequently referred to as "FAD." We calculate FAD as FFO plus non-cash expense for amortization and write-off of unamortized loan costs, less recurring capital expenditures. We believe that, together with net income and cash flows, FAD provides investors with an additional measure to evaluate the ability of the Operating Partnership to incur and service debt, to fund acquisitions and other capital expenditures, as well as to fund distributions to shareholders and minority unitholders.


Funds from operations and funds available for distribution do not represent net income or cash flows from operations as defined by generally accepted accounting principles. You should not consider FFO or FAD to be alternatives to net income as reliable measures of the company's operating performance; nor should you consider FFO or FAD to be alternatives to cash flows from operations as measures of liquidity.


Funds from operations and funds available for distribution do not measure whether cash flow is sufficient to fund all of our cash needs, including principal amortization, capital improvements and distributions to shareholders. FFO and FAD do not represent cash flows from operating, investing or financing activities as defined by generally accepted accounting principles. Further, FFO and FAD as disclosed by other REITs might not be comparable to our calculation of FFO or FAD.


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Additional Information: More information may be obtained by calling our corporate offices at (704) 944-0100 or on our web site at www.bnp-residential.com. Information requests may be e-mailed to the investor relations department at investor.relations@bnp-residential.com.


Forward Looking Statement Disclosure: This press release includes forward-looking statements concerning the company's operations, economic performance and financial condition, including, in particular, forward-looking statements regarding future operations and performance. Such statements are subject to various risks and uncertainties. Actual results could differ materially from those currently anticipated due to a number of factors identified in our annual report on Form 10-K for the year ending December 31, 2004.



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BNP Residential Properties, Inc.
----------------------------------------------------------------------
Consolidated Statements of Operations and Funds from
 Operations (unaudited)
All amounts in thousands, except per share data
                                                      Three months
                                                         ended
                                                        March 31
                                                    -----------------
                                                       2005     2004
                                                     -------- -------
Revenues
Apartment rental income                             $14,092  $10,053
Restaurant rental income                                957      957
Management fee income                                   115      198
Interest and other income                               225       23
                                                     -------  -------
                                                      15,390   11,231
Expenses
Apartment operations                                  5,443    3,862
Apartment administration                                673      426
Corporate administration                                885      666
Interest                                              4,574    3,240
Penalties paid at debt refinance                        516        -
Depreciation and amortization                         3,629    2,628
Write-off of unamortized loan costs at refinance        160        -
Deficit distributions to minority partners            6,821        -
                                                     -------  -------
                                                     22,701   10,823
                                                     -------  -------
(Loss) income before minority interest               (7,311)     408
Minority interest in (income) loss -
   - of consolidated limited partnerships                62        -
   - of operating partnership                         1,292      (35)
                                                     -------  -------
Net (loss) income                                    (5,957)     373
less cumulative preferred dividend                     (250)    (250)
                                                     -------  -------
(Loss) income attributable to common shareholders   $(6,207) $   123
                                                     =======  =======

(Loss) income before minority interest              $(7,311) $   408
less cumulative preferred dividend                     (250)    (250)
add depreciation                                      3,522    2,540
add deficit distributions to minority partners        6,821        -
less minority interest in FFO (add if FFO is
 negative) of consolidated limited partnerships         539        -
                                                     -------  -------



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Funds from operations                               $ 3,320  $ 2,698
                                                     =======  =======

Funds from operations                               $ 3,320  $ 2,698
add amortization of deferred loan costs                 107       88
add write-off of unamortized loan costs at
 refinance                                              160        -
less recurring capital expenditures                    (458)    (275)
Minority interest in consolidated limited
 partnerships' share of reconciling items              (155)       -
                                                     -------  -------
Funds available for distribution                    $ 2,974  $ 2,511
                                                     =======  =======

Per common share amounts - basic:
   Net (loss) income                                $ (0.66) $  0.06
                                                     =======  =======
   (Loss) income attributable to common
     shareholders                                   $ (0.69) $  0.02
                                                     =======  =======
Per common share amounts - diluted:
   Net (loss) income                                $ (0.67) $  0.05
                                                     =======  =======
   (Loss) income attributable to common
     shareholders                                   $ (0.69) $  0.02
                                                     =======  =======
   Funds from operations                            $  0.31  $  0.33
                                                     =======  =======



Consolidated Statements of Operations and Financial Results
 (unaudited) - continued
All amounts in thousands, except per share data
                                                      Three months
                                                          ended
                                                        March 31
                                                    -----------------
                                                       2005     2004
                                                     -------- -------

Weighted average shares and units outstanding:
   Preferred B shares and units                         909      909
                                                     =======  =======
   Common shares                                      8,983    6,406
   Operating Partnership minority units               1,870    1,841
                                                     -------  -------
      Common shares and minority units               10,853    8,247



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                                                     =======  =======



We calculated basic and diluted per common share amounts using the following:

Numerators:
---------------------------------------------------
For basic per common share amounts -
Net (loss) income                                   $(5,957) $   373
less cumulative preferred dividend                     (250)    (250)
                                                     -------  -------
(Loss) income available to common shareholders -
 basic                                              $(6,207) $   123
                                                     =======  =======

For diluted per common share amounts -
(Loss) income before minority interest              $(7,311) $   408
adjust for minority interest in (income) loss of
 consolidated limited partnerships                       62        -
                                                     -------  -------
                                                     (7,249)     408
less cumulative preferred dividend                     (250)    (250)
                                                     -------  -------
(Loss) income available to common shareholders -
 diluted                                            $(7,499) $   158
                                                     =======  =======

(Loss) income before minority interest              $(7,311) $   408
less cumulative preferred dividend                     (250)    (250)
add depreciation                                      3,522    2,540
add deficit distributions to minority partners        6,821        -
less minority interest in FFO (add if FFO is
 negative) of consolidated limited partnerships         539        -
                                                     -------  -------
Funds from operations                               $ 3,320  $ 2,698
                                                     =======  =======

Denominators:
---------------------------------------------------
 For basic per common share amounts -
    Weighted average common shares outstanding        8,983    6,406
Effect of potentially  dilutive securities:
    Convertible Operating Partnership units           1,870    1,841
    Stock options (1)                                     -       15
                                                     -------  -------
 For diluted per share amounts -
    Adjusted weighted average common shares
       and assumed conversions                       10,853    8,262


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                                                     =======  =======

(1) Includes only dilutive stock options.

BNP Residential Properties, Inc.
--------------------------------------------------------------------
Consolidated Balance Sheets
(all amounts in thousands)

                                                      March   December
                                                        31       31
                                                       2005     2004
                                                     -------- --------
                                                  (Unaudited)
Assets
Real estate investments at cost:
   Apartment properties                             $489,729 $389,119
   Restaurant properties                              37,405   37,405
                                                     -------- --------
                                                     527,134  426,525
   Less accumulated depreciation                     (76,155) (66,454)
                                                     -------- --------
                                                     450,979  360,071
Cash and cash equivalents                              2,583      517
Prepaid expenses and other assets                      7,513    4,516
Intangible related to acquisition of management
 operations, net                                       1,115    1,115
Deferred financing costs, net                          2,690    1,545
                                                     -------- --------
Total assets                                        $464,880 $367,764
                                                     ======== ========

Liabilities and Shareholders' Equity

Deed of trust and other notes payable               $373,269 $286,425
Accounts payable and accrued expenses                  3,347      897
Accrued interest on notes payable                      1,660    1,264
Consideration due for acquisitions                     1,000        -
Deferred revenue and security deposits                 1,940    1,787
                                                     -------- --------
                                                     381,216  290,373

Minority interest in consolidated limited
 partnerships                                            288        -
Minority interest in Operating Partnership            20,258   14,394
Shareholders' equity:
   Preferred stock, $.01 par value, 10,000,000
    shares authorized, 909,090 shares issued and
    outstanding at March 31, 2005, 909,090 shares
    issued and outstanding at  December 31, 2004      10,000   10,000
   Common stock, $.01 par value, 100,000,000
    shares authorized, 9,232,501 shares
    issued and outstanding at March 31, 2005,
    8,652,740 shares issued and outstanding at
    December 31, 2004                                     92       87
   Additional paid-in capital                        111,817  103,221
   Dividend distributions in excess of net income    (58,790) (50,311)
                                                     -------- --------
Total shareholders' equity                            63,120   62,996
                                                     -------- --------
Total liabilities and shareholders' equity          $464,880 $367,764
                                                     ======== ========

SOURCE: BNP Residential Properties, Inc.

BNP Residential Properties, Inc.
Philip S. Payne, 704-944-0100
Fax:  704-944-2039



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